                                                                  EXHIBIT 10.13

                                VALUECHECK, INC.

                            2002 INCENTIVE BONUS PLAN

                                   JOHN WEYMER

It is proposed that John Weymer be given a salary of $160,000 for the calendar year 2002 with an opportunity to earn an incentive bonus of 8% of 2002 budgeted fully allocated operating income ($527,667), or $42,213. If fully allocated operating income is greater than the budgeted, $527,667, but less than $600,000; a bonus of 8% will be paid on the increment above $527,667 and less than $600,000. If fully allocated operating income is greater than $600,000 a bonus of 10% will be earned on the increment above $600,000.

If the fully allocated operating income is less than $527,667 but greater than $250,000 then the incentive bonus will be 4% of the actual fully allocated operating income. No bonus will be earned if the fully allocated operating income is less than $250,000.

In computing fully allocated operating income, the following expense considerations will apply:

         a) The expense allocations (Holdings personnel and intercompany allocations) will not exceed the total amounts used in the 2002 Budget. If the actual expense allocations are lower, the lower amounts will be used.

         b) If the combined annual expense per employee for Employee Claims and Insurance and Benefits is in excess of the amounts budgeted per employee of $7,500, then the budgeted rate will be used. If the actual expense per employee is lower, the actual amounts will be used.

If any of the operating income in 2002 is the result of acquisitions, the operating income will be reduced by an amount reflecting the annual cost of capital of the acquisitions multiplied by a percentage; the numerator, which is the number of days, the acquisitions operations were included in the ValueCHECK operations and the denominator is 365. The annual cost of capital is the interest rate of money borrowed for the acquisitions or the Wall Street Journal prime rate plus 2%, whichever is higher, multiplied by the total purchase price of the acquisition.

Examples of the above incentive bonus arrangements are included as Exhibit I.

For 2002, a bonus calculation will be made for the six months ending June 30, 2001, using the above formulas and reducing the fully allocated operating income parameters by one-half. Payment of 75% of the incentive bonus so calculated for the six-month period will be paid to John on or before August 15, 2002. When John's final incentive bonus calculation is made for 2002, the part of the bonus paid pursuant to the preceding sentence will be deducted from the total incentive bonus payable for 2002 and the remaining balance will be paid to John on or before March 1, 2002.

If John's employment is terminated other than at the end of the calendar year by reason of death or otherwise, appropriate prorations will be made in determining the bonus for the partial year of employment.

This bonus plan is for calendar year 2002 only. With respect to years thereafter, the Compensation Committee will review the operations of ValueCHECK in late 2002 and propose a new bonus plan for John at that time.

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                                                                       EXHIBIT I


                                VALUECHECK, INC.

                  EXAMPLES OF THE INCENTIVE BONUS CALCULATIONS


EXAMPLE 1:  Fully allocated operating income of $590,000. No acquisitions.

         First breakpoint - over $527,667
             ($527,667 x 8%)                         =        $42,213
         Second breakpoint - under $600,000
            ($590,000 - $527,667 x 8%)               =          4,987
                                                              -------
                  TOTAL                                       $47,200
                                                              =======

EXAMPLE 2:  Fully allocated operating income of $420,000.  No acquisitions.

         Under budget of $527,667, however over minimum of $250,000. Bonus is $16,800 ($420,000 x 4%).


EXAMPLE 3: Fully allocated operating income of $720,000. Acquisition on June 30,
         2002. Purchase price of $4,000,000, financed with debt having an interest rate of 7%.

         Total operating income                      =       $ 720,000
         Less, cost of capital of six months
              ($4,000,000 x 7% x (184/365))          =        (141,156)
                                                             ---------
                    Total adjusted operating income          $ 578,844
         First breakpoint - over $527,667
              ($527,667 x 8%)                        =       $  42,213
         Second breakpoint - under $600,000
              ($578,844 - $527,667 x 8%)             =           4,094
                                                             ---------
                  TOTAL                                      $  46,307
                                                             =========

EXAMPLE 4:  Fully allocated operating income of $750,000.  No acquisitions.

         First breakpoint - over $527,667
              ($527,667 x 8%)                        =        $42,213
         Second breakpoint - under $600,000
              ($600,000 - $527,667 x 8%)             =          5,787
         Third breakpoint - over $600,000
              ($750,000  - $600,000 x 10%)           =         15,000
                                                              -------
                  TOTAL                                       $63,000
                                                              =======